                                                               L&W DRAFT 1/13/97




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




                             ADVANCED RADIO TELECOM CORP.



                             125,000 Units Consisting of
                      $125,000,000 Aggregate Principal Amount of
                             ___% Senior Notes due 2007

                                         and

                Warrants to Purchase 1,128,011 Shares of Common Stock




                                  WARRANT AGREEMENT




                             Dated as of __________, 1997




                     CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

                                    Warrant Agent



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

    WARRANT AGREEMENT dated as of _________, ___, 1997 between Advanced Radio Telecom Corp., a Delaware corporation (the "COMPANY"), and Continental Stock Transfer and Trust Company, a New York limited purpose trust company, as Warrant Agent (the "WARRANT AGENT").

    WHEREAS, the Company proposes to issue warrants (the "WARRANTS") to initially purchase up to an aggregate of 1,128,011 shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES"), in connection with the offering (the "OFFERING") by the Company of 125,000 Units, each consisting of $1,000 principal amount of the Company's ___% Senior Notes due 2007 (the "NOTES") and one Warrant to purchase 9.024 Warrant Shares.

    WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined) and other matters as provided herein;

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

    SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

    SECTION 2. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto and shall, prior to the Separation Date (as defined), bear the legend set forth in Exhibit B attached hereto.

    SECTION 3. EXECUTION OF WARRANT CERTIFICATES. (a) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

    (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

    (c) Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

    SECTION 4. REGISTRATION AND COUNTERSIGNATURE. (a) The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

    (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

    (c) The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES. (a) The Warrant Agent shall from time to time, subject to the limitations of Section 6 hereof, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

    (b) The Warrant holders agree that prior to any proposed transfer of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrant Shares may be sold publicly without registration under the Securities Act, the Warrant holder will, if requested by the Company, deliver to the Company:

         (i) an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

         (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant Shares;

         (iii) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

         (iv) an agreement by such transferee to be bound by the provisions of this Section 5 relating to the transfer of such Warrant Shares.

    (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

    (d) The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 5.

    SECTION 6. SEPARATION OF WARRANTS; TERMS OF WARRANTS; EXERCISE OF WARRANTS.(a) The Notes and Warrants will not be separately transferable prior to the close of business of the earlier of (i) ____________, 1997, (ii) a Change in Control (as defined in the indenture relating to the Notes) with respect to the Company and (iii) such date as the underwriters in the Unit Offering may, in their discretion, deem appropriate (the "SEPARATION DATE"), at which time such Warrants shall become separately transferable. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised, subject to the effectiveness of the Registration Statement (as defined), commencing at the opening of business on ________, 1997 and until 5:00 p.m., New York City time on _______, 2007 to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. In the alternative, each holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. For purposes of the foregoing sentence, "FAIR MARKET VALUE" of the Warrant Shares will be determined in good faith by the Board of Directors of the Company as of the date of any such exercise. Each Warrant not exercised prior to 5:00 p.m., New York City time, on _______, 2007 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

    (b) A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer

Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the exercise price (the "EXERCISE PRICE"), which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, (ii) through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid (the Company will pay the accrued interest or dividends on such surrendered debt or preferred equity securities in cash at the time of surrender notwithstanding the stated terms thereof) or (iii) in the manner provided in Section 6(a) hereof.

    (c) Subject to the provisions of Section 7 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 12 hereof; PROVIDED, HOWEVER, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 11(m) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 12 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

    (d) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

    (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

    (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

    SECTION 7. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

    SECTION 9. RESERVATION OF WARRANT SHARES. (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

    (b) The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. The Company will furnish such Transfer

Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 14 hereof.

    (c)  Before taking any action which would cause an adjustment pursuant to
Section 11 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

    (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

    SECTION 10. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

    SECTION 11. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11. For purposes of this
Section 11, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

    (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock,(ii) subdivides its outstanding shares of Common Stock into a greater number of shares,(iii) combines its outstanding shares of Common Stock into a smaller number of shares,(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock; then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

    The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 11. Such adjustment shall be made successively whenever any event listed above shall occur.

    (b)  ADJUSTMENT FOR RIGHTS ISSUE.       If the Company distributes any
rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                                       O    +    N X P
                                                 -----
                   E'   =    E    x                M
                                       --------------------
                                            O + N
where:
    E'   =       the adjusted Exercise Price.

    E    =       the current Exercise Price.

    O    =       the number of shares of Common Stock outstanding on the
                 record date.

    N    =       the number of additional shares of Common Stock offered.

    P    =       the offering price per share of the additional shares.

    M    =       the current market price per share of Common Stock on the
                 record date.

    The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

    (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                   E'   =    E    x    M    -    F
                                       -----------
                                            M
where:

    E'   =       the adjusted Exercise Price.

    E    =       the current Exercise Price.

    M    =       the current market price per share of Common Stock on the
                 record date mentioned below.

    F    =       the fair market value on the record date of the assets,
                 securities, rights or warrants to be distributed in respect of to one share of Common Stock. The Board of Directors shall determine the fair market value.

    The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

    This Section 11(c) does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles. Also, this Section 11(c) does not apply to rights, options or warrants referred to in Section 11(b) hereof.

    (d) ADJUSTMENT FOR COMMON STOCK ISSUE. If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                                 P
                                                ---
                   E'   =    E    x    O    +    M
                                       -----------
                                            A

where:

    E'   =       the adjusted Exercise Price.

    E    =       the then current Exercise Price.

    O    =       the number of shares outstanding immediately prior to the
                 issuance of such additional shares.

    P    =       the aggregate consideration received for the issuance of such additional shares.

    M    =       the current market price per share on the date of issuance of such additional shares.

    A    =       the number of shares outstanding immediately after the
                 issuance of such additional shares.

    The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

    This Section 11(d) does not apply to:

         (i)     any of the transactions described in Sections 11(b) and (c);

         (ii) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock;

         (iii) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 11(d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not exceed 5% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder);

         (iv) Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock;

         (v) Common Stock issued to stockholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

         (vi) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting; or

         (vii) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. ("NASD") (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors of the Company (the "BOARD") and described in a Board resolution which shall be filed with the Trustee, shall exceed 20%).

    (e) ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 11(b) and (c) hereof) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:


                                                 P
                                                ---
                   E'   =    E    x     O   +    M
                                        ----------
                                         O  +    D

where:

    E'   =       the adjusted Exercise Price.

    E    =       the then current Exercise Price.

    O    =       the number of shares outstanding immediately prior to the
                 issuance of such securities.

    P    =       the aggregate consideration received for the issuance of such securities.

    M    =       the current market price per share on the date of issuance of such securities.

    D    =       the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

    The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

    If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

    This Section 11(e) does not apply to:

         (i) convertible securities issued to stockholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

         (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting or

         (iii) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the NASD (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 20% of the then current market price).

    (f) CURRENT MARKET PRICE. In Sections 11(b), (c), (d) and (e) hereof, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days prior to the date in question. The "QUOTED PRICE" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market or, if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or, if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

    (g) CONSIDERATION RECEIVED. For purposes of any computation respecting consideration received pursuant to Sections 11(d) and (e), the following shall apply:

         (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, PROVIDED that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

         (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent; and

         (iii) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

    (h) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

    (i) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to Section 11(a), (b), (c), (d) or (e) hereof, if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, (ii) a change in the par value or no par value of the Common Stock, (iii) the issuance by the Company of 6,000,000 shares of Common Stock to CommcoCCC, Inc. in connection with the acquisition of certain assets therefrom, or (iv) the issuance by the Company of warrants to CIBC to purchase Common Stock in accordance with CIBC Agreements (as defined in a certain Purchase Agreement relating to the Unit Offering). To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

    (j) NOTICE OF ADJUSTMENT. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.

    (k) VOLUNTARY REDUCTION. The Company from time to time may reduce the Exercise Price by any amount for any period of time, if the period is at least 20 days and if the reduction is irrevocable during the period; PROVIDED, HOWEVER, that in no event may the Exercise Price be less than the par value of a share of Common Stock. Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period in which it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Sections 11(a),
(b), (c), (d) and (e) hereof.

    (l) NOTICE OF CERTAIN TRANSACTIONS. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Section 11(a), (b), (c), (d) or (e) hereof and if the Company does not arrange for Warrant holders to participate pursuant to Section 11(i) hereof,(ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to
Section 11(m) hereof or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

    (m) REORGANIZATION OF COMPANY. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this Section 11(m) applies, Sections 11(a), (b), (c), (d) and (e) hereof do not apply.

    (n) COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to Section 11(a), (c), (d), (e), (f),
(g) or (i) hereof is conclusive.

    (o) WARRANT AGENT'S DISCLAIMER. The Warrant Agent has no duty to determine when an adjustment under this Section 11 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 11(m) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 11.

    (p)  WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.  In any case in which this
Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

    (q) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to this Section 11, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                   N'   =    N    x     E
                                      -----
                                        E'

where:

    N'   =       the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

    N    =       the number or Warrant Shares previously issuable upon
                 exercise of a Warrant by payment of the Exercise Price prior to adjustment.

    E'   =       the adjusted Exercise Price.

    E    =       the Exercise Price prior to adjustment.

    (r) FORM OF WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

    SECTION 12. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

    SECTION 13. NOTICES TO WARRANT HOLDERS. (a) Upon any adjustment of the Exercise Price pursuant to Section 11 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

    (b)  In case:

         (i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

         (ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 11 hereof);

         (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

         (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (v) the Company proposes to take any action (other than actions of the character described in Section 11(a) hereof) which would require an adjustment of the Exercise Price pursuant to Section 11 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

    (c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

    SECTION 14. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

    (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

    SECTION 15. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

    (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

    (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

    (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

    (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

    (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or bad faith.

    (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

    (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

    (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

    (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

    SECTION 16. CHANGE OF WARRANT AGENT. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; PROVIDED that the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

    SECTION 17. REGISTRATION. (a) The Company shall prepare and cause to be filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form relating to the offer and sale by the Company of the Warrant Shares to the holders of Warrants upon exercise of the Warrants and resales of the Warrant Shares by the holders thereof (the "REGISTRATION STATEMENT").

    (b) The Company shall use its best efforts to cause such Registration Statement to be declared effective by the Commission on or prior to the earlier to occur of (i) the Separation Date and (ii) 45 days after the date upon which
(A) a Change in Control (as such term is defined in the indenture relating to the Notes) occurs or (B) the Warrants otherwise become exercisable.

    (c) The Company shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered by the Company to the holders exercising the Warrants until the Expiration Date or such shorter period that will terminate when all the Warrants have been exercised; PROVIDED that, except as provided below with respect to any Black Out Period (as defined), the Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in it not being able to offer and sell the Warrant Shares upon exercise of the Warrants during that period, unless such action is required by applicable law. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference, for a period (a "BLACK OUT PERIOD") not to exceed, for so long as this Agreement is in effect, an aggregate of 45 days in any calendar year, in the event that (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; PROVIDED that no Black Out Period may be in effect during the six months prior to the Expiration Date.

    (d) The Company shall cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (e) The Company shall give prompt written notice to the holders of the Warrants and the Warrant Agent of (i) the effectiveness of the Registration Statement or any post-effective amendment thereto,(ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,(iii) the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,(iv) the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order to make the statements therein not misleading and (v) the commencement and termination of any Black Out Period.

    (f) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

    (g)  Upon the occurrence of any event contemplated by Section 17(e)(iv) or
(v) hereof (subject to the last sentence of Section 17(c) hereof) the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to holders of the Warrants, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Securities Act.

    (h) Not later than the effective date of the Registration Statement, the Company will provide a CUSIP number for the Warrant Shares and provide the Warrant Agent with printed certificates for the Warrant Shares in a form eligible for deposit with the Depository Trust Company.

    (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days (plus any extension permitted by Rule 12b-25 under the Exchange Act) after the end of a 12-month period (or 90 days, if such period is a fiscal year (plus any extension permitted by Rule 12b-25 under the Exchange
Act)) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover shall 12-month period.

    (j) The Company shall register or qualify or cooperate with the holders in connection with the registration or qualification of the Warrant Shares for offer and sale by the Company upon exercise of the Warrants under the securities or blue sky laws of such states of the United States as any holder reasonably requests and do any and all other acts or things necessary or advisable to enable such offer and sale in such jurisdictions; PROVIDED that the Company shall not be required to (i) qualify to do business as a broker-dealer in any jurisdiction in which it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject.

    (k) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Section 17.

    (l) The Company acknowledges and agrees that any remedy at law for breach of any provision of this Section 17 will be inadequate and that, in addition to any other remedies that the holder may have, the holders shall be entitled to the remedy of specific performance to ensure the Company performs its obligations under this Section 17. The election of any one or more remedies by the holders hereunder shall not constitute a waiver of the right to pursue other available remedies.

    (m) No person is entitled to include any securities of the Company held by such person in, or to have such securities registered under, the Registration Statement.

    SECTION 18. NOTICES TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                             Advanced Radio Telecom Corp.
                          500 108th Avenue, N.E., Suite 2600
                                  Bellevue, WA 98004
                              Telephone: (206) 688-8700
                               Telecopy: (206) 688-0703
                          Attention: Chief Financial Officer

    In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

    Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                     Continental Stock Transfer and Trust Company
                                      2 Broadway
                                  New York, NY 10004
                               Attention: Steven Nelson

    SECTION 19.  SUPPLEMENTS AND AMENDMENTS.  The Company and the Warrant
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

    SECTION 20. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    SECTION 21. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York City time on _________, 2007. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 15 shall survive such termination.

    SECTION 22. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

    SECTION 23. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this

Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

    SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                               [Signature Page Follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                             ADVANCED RADIO TELECOM CORP.



                             By _________________________________
                                 Name:
                                 Title:

[Seal]



Attest: ______________________
         Secretary


                             CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Warrant Agent



                             By _________________________________
                                 Name:
                                 Title:


[Seal]



Attest: _______________________
         Secretary

                                                                       EXHIBIT A
                            [Face of Warrant Certificate]

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE SENIOR NOTES ORIGINALLY SOLD AS A UNIT WITH SUCH WARRANTS UNTIL THE EARLIER OF (I) ____________, 1997 (II) A CHANGE IN CONTROL (AS DEFINED IN THE INDENTURE RELATING TO SUCH NOTES) AND (III) SUCH DATE AS THE UNDERWRITERS IN THE UNIT OFFERING HEREOF MAY, IN THEIR DISCRETION, DEEM APPROPRIATE). PRIOR TO SUCH DATE, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN INTEGRAL MULTIPLES OF ONE WARRANT AND ONLY WITH THE SIMULTANEOUS TRANSFER TO THE TRANSFEREE OF $1,000 PRINCIPAL AMOUNT OF NOTES FOR EACH WARRANT SO TRANSFERRED.



EXERCISABLE ON OR AFTER _____________, 1997.

No. _____                                                     __________Warrants

                                 Warrant Certificate

                             ADVANCED RADIO TELECOM CORP.

    This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants expiring __________, 2007 (the "WARRANTS") to purchase common stock, par value $.001 per share (the "COMMON STOCK"), of Advanced Radio Telecom Corp, a Delaware corporation (the "COMPANY"). Each Warrant entitles the holder upon exercise to receive from the Company commencing _____________, 1997 until 5:00 p.m. New York City Time on _____________, 2007, 9.024 fully paid and nonassessable shares of Common Stock (the "WARRANT SHARES") at the initial exercise price (the "EXERCISE PRICE") of $______ payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 6 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time on _____________, 2007, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

    IN WITNESS WHEREOF, Advanced Radio Telecom Corp. has caused this Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  ___________ ,1997

                             ADVANCED RADIO TELECOM CORP.

                             By ________________________________
                                 Name: Vernon L. Fotheringham
                                 Title:     Chief Executive Officer



                             By ________________________________
                                 Name: W. Theodore Pierson, Jr.
                                 Title:     Secretary



Countersigned:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY as Warrant Agent


By ________________________________
    Name:
    Title:

                           [Reverse of Warrant Certificate]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring ____________, 2007 entitling the holder on exercise to receive shares of Common Stock, par value $.001 per share, of the Company (the "COMMON STOCK"), and are issued or to be issued pursuant to a Warrant Agreement dated as of __________, 1997 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company to Continental Stock Transfer and Trust Company, a New York limited purpose trust company, as warrant agent (the "WARRANT AGENT"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

    Warrants may be exercised, subject to the effectiveness of the Registration Statement (as defined) at any time on or after __________, 1997 and on or before _____________, 2007. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

    The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

    The Company has agreed under the terms of the Warrant Agreement to file and use its best efforts to make effective and (subject to Black Out Periods) maintain effective until expiration or exercise of all Warrants a shelf registration statement (the "REGISTRATION STATEMENT") on an appropriate form under the Securities Act covering the issuance and sale of Warrant Shares upon exercise of the Warrants.

    Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

    Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                             Form of Election to Purchase

                      (To Be Executed Upon Exercise Of Warrant)

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Advanced Radio Telecom Corp. in the amount of $______ in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 6 of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


Date: ______________, ____


                             __________________________
                                  (Signature)



                             __________________________
                                (Signature Guaranteed)

                                                                       EXHIBIT B


                              [FORM OF TRANSFER LEGEND]

    Each Certificate evidencing Warrants originally issued as part of a Unit of Notes and Warrants issued by the Company (and each certificate evidencing Warrants issued on registration of transfer thereof or in exchange or substitution therefor prior to the close of business on the Separation Date (as defined) shall bear a legend, which may be affixed by stamp or sticker, in substantially the following form:

    The warrants evidenced by this certificate are not transferable separately from the senior notes originally sold as a unit with such warrants until the earlier of (i) ____________, 1997 (ii) a Change in Control (as defined in the indenture relating to such notes) and (iii) such date as the underwriters in the offering hereof may, in their discretion, deem appropriate. Prior to such date, the warrants evidenced by this certificate may be transferred only in integral multiples of one warrant and only with the simultaneous transfer to the Transferee of $1,000 of principal amount of Notes for each warrant so transferred.




                                         B-1